                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Biosite Diagnostics Incorporated of our report dated November 12, 1996, except for Note 7, as to which the date is December 5, 1996, with respect to the financial statements of Biosite Diagnostics Incorporated included in its Registration Statement (Form S-1, No. 333-17657) filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP


San Diego, California
February 10, 1997